UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2017

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.     Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2017, Cyanotech Corporation, a Nevada corporation (the “Company”), named Mawae Morton its President, and Mr. Morton entered into an Executive Employment Agreement with the Company dated as of the same date (the “Employment Agreement”). Gerry Cysewski will continue in his role as the Chief Executive Officer of the Company.

Mr. Morton has served as a strategic consultant to the Company since January 1, 2017. Prior to that, he was the Chief Executive Officer of HBE BiorefineryCo, a Hawaii based forestry and bioenergy development company, and President of Matariki Group LLC, which provides consulting services for project development with a focus on renewable energy, forestry, agribusiness and environmental planning. Mr. Morton has also served as the Strategic Resource Manager for Kamehameha Schools, the largest land owner in Hawaii, and Managing Director at Merica International, a privately owned group of companies with global interests in the renewable energy sector. Mr. Morton holds a Master’s degree in Public Policy from Victoria University of Wellington and a Bachelor’s degree in agriculture from Massy University, in New Zealand.

Under the terms of the Employment Agreement, Mr. Morton will receive an annual salary of $250,000 and will receive a signing bonus of $37,500, payable in equal monthly installments over five months. Mr. Morton will be eligible to receive a fiscal year-end bonus based on performance and earnings targets and other standards to be established by the Board of Directors. Mr. Morton will be awarded 75,000 stock option grants (the “Options”) under the Company’s 2016 Equity Incentive Plan (the “Plan”), subject to the terms of the Plan and a Stock Option Grant Notice and Option Agreement. The exercise price per share of the Options is $3.35, which was the closing market price on the date of grant.  The Options are scheduled to vest over three years at 25,000 shares per year.  Mr. Morton will be eligible to participate in all other employee benefit plans and compensation programs that the Company maintains for salaried employees and executive officers.

Item 8.01.     Other Events.

On July 17, 2017, the Company issued a press release that publicly announced the appointment of Mr. Morton to serve as President. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Name and/or Identification of Exhibit
10.1	Executive Employment Agreement, dated July 14, 2017, by and between Mawae Morton and Cyanotech Corporation.
99.1	Press Release, dated July 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2017

CYANOTECH CORPORATION

By:	/s/ Gerry Cysewski
Name: Gerry Cysewski
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit
10.1	Executive Employment Agreement, dated July 14, 2017, by and between Mawae Morton and Cyanotech Corporation.
99.1	Press Release, dated July 17, 2017.